EXHIBIT 21

Subsidiaries of the Registrant

Organized
under the laws of
1328556 Ontario Inc.	Ontario
Brightspeed SAS	France
Capital Telecommunications Funding Corporation	Canada
CTFC Canada Inc.	Canada
Guandong-Nortel Telecommunications Equipment Company Limited	People’s Republic of China
Matra Communication Cellular Terminals GmbH	Germany
Nortel Communications Holdings (1997) Limited	Israel
Nortel Comunicaciones de Colombia S.A.	Colombia
Nortel de Mexico, S. de R.L. de C.V.	Mexico
Nortel Finance France SAS	France
Nortel Networks (Asia) Limited	Hong Kong
Nortel Networks (Austria) GmbH	Austria
Nortel Networks (CALA) Inc.	State of Florida, U.S.A.
Nortel Networks (China) Limited	People’s Republic of China
Nortel Networks (India) Private Limited	New Delhi, India
Nortel Networks (Luxembourg) S.A.	Luxembourg
Nortel Networks (Scandinavia) AS	Oslo, Norway
Nortel Networks (Shannon) Limited	Ireland
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AB	Sweden
Nortel Networks AG	Switzerland
Nortel Networks AS	Norway
Nortel Networks BV	The Netherlands
Nortel Networks Capital Corporation	State of Delaware, U.S.A.
Nortel Networks Chile S.A.	Chile
Nortel Networks Communications (Israel) Limited	Israel
Nortel Networks de Argentina S.A.	Argentina
Nortel Networks de Colombia S.A.	Colombia
Nortel Networks de Mexico S.A. de C.V.	Mexico
Nortel Networks de Panama S.A.	Republic of Panama
Nortel Networks de Venezuela Compania Anonima	Venezuela
Nortel Networks del Ecuador S.A.	Republic of Ecuador
Nortel Networks del Uruguay S.A.	Uruguay
Nortel Networks Employee Benefit Trustee Company Limited	United Kingdom
Nortel Networks Engineering Service Kft	Hungary
Nortel Networks Engineering Services Co. Ltd.	People’s Republic of China
Nortel Networks Europe Sales Limited	Ireland
Nortel Networks Finance LLC	State of Delaware, U.S.A.
Nortel Networks France SAS	France
Nortel Networks Germany Verwaltungs-GmbH	Germany
Nortel Networks Global Corporation	Canada
Nortel Networks GmbH	Germany
Nortel Networks Germany GmbH & Co. KG	Germany
Nortel Networks Hellas Ltd.	Athens, Greece
Nortel Networks Hispania, S.A.	Spain
Nortel Networks HPOCS Inc.	State of Delaware, U.S.A.
Nortel Networks Inc.	State of Delaware, U.S.A.
Nortel Networks India International Inc.	State of Delaware, U.S.A.

Organized
under the laws of
Nortel Networks International Corporation	Canada
Nortel Networks International Finance & Holding B.V.	The Netherlands
Nortel Networks International Inc.	State of Delaware, U.S.A.
Nortel Networks Israel (Sales and Marketing) Limited	Israel
Nortel Networks Japan	Japan
Nortel Networks Korea Limited	Korea
Nortel Networks Malaysia Sdn. Bhd.	Malaysia
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks N.V.	Belgium
Nortel Networks New Zealand Limited	New Zealand
Nortel Networks O.O.O.	Russia
Nortel Networks Optical Components Inc.	State of Delaware, U.S.A.
Nortel Networks Oy	Finland
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Pty. Limited	Australia
Nortel Networks Romania Srl	Romania
Nortel Networks S.A.	France
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks Singapore Pte Ltd.	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited	South Africa
Nortel Networks Southeast Asia Pte Ltd.	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand
Nortel Networks Technology Corporation	Nova Scotia, Canada
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Nortel Networks Telecomunicacoes do Brasil Comercio e Servicos Ltda.	Brazil
Nortel Networks Telecomunicacoes do Brasil Industria e Comercio Ltda.	State of Sao Paolo, Brazil
Nortel Networks Telecomunicacoes Servicos e Participacoes Ltda.	Brazil
Nortel Networks U.S. Finance Inc.	State of Delaware, U.S.A.
Nortel Networks UK Limited	United Kingdom
Northern Telecom France S.A.	France
Nortel Telecomunicaciones S.A.	Colombia
Northern Telecom (Portugal) S.A.	Portugal
Northern Telecom International Inc.	State of Delaware, U.S.A.
PT Nortel Networks Indonesia	Indonesia
Regional Telecommunications Funding Corporation	Canada
Shenyang Nortel Telecommunications Co., Ltd.	People’s Republic of China
TSFC Canada Inc.	Canada
Qtera Corporation	State of Delaware, U.S.A.